UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 17, 2024, the United States District Court for the District of Nevada granted final approval of the settlement of the previously disclosed federal securities class action lawsuit entitled In re Paysign, Inc. Securities Litigation, which had been brought against Paysign, Inc. (the “Company”) and certain of its current or former directors and officers. As previously described in the Company’s Annual Report on Form 10-K filed on March 27, 2024, under the settlement, all claims against the Company and the individual defendants have been dismissed with prejudice, in exchange for payment to the referenced class of purchasers in the amount of $3,750,000, the entirety of which is being paid from proceeds of the Company’s directors-and-officers insurance policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: April 18, 2024	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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